SUNBEAM
                                    -------------------------------------------
                                                             Sunbeam Corporation
                                                        Sunbeam Corporate Center
                                                        1615 South Congress Ave.
                                                                       Suite 200
                                                          Delray Beach, FL 33445
                                                   561 243 2100 Fax 561 243 2105



                                           April 17 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

ATTN:  Filing Desk

          RE:  Sunbeam Corporation - Supplemental Material

Ladues and Gentlemen:

         Sunbeam Corporation, a Delware corporation (the "Company"), has previously filed pursuant to Regulation S-T promulgated under the Securities Exchange Act of 1934, as amended, the Company's Proxy Statement and the form of proxy which will be mailed on or about April 17, 1997, to shareholders of record of the Company. Pursuant to Rule 14a-6(b) and Regulation 232.101(a)(3), the Company hereby files certain supplemental soliciting material in connection with such Proxy Statement which is being mailed to shareholders with the Proxy Statement.

         By hard copy of this letter, three copues of the enclosed material are being delivered to the New York Stock Exchange. any comments or questions regarding the attached material should be addressed to the undersigned at
(954) 767-2127.

                                            Sincerely,



                                            Janet G. Kelley
                                            Vice President and
                                            Associate General Counsel


Enclosures

cc:  Nora Sisk
     New York Stock Exchange

To the Shareholders of Sunbeam Corporation:



Please note that the chart on page 7 of the Proxy Statement entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" should state that the total number of shares benefically owned by Mr. Dunlap is 2,158,231 shares or 2.6% of outstanding Common Stock.